NEWS	Exhibit 99.1

Tara Kurian
SVP, IR, FP&A, and International
(813) 830-5311

Bloomin’ Brands Announces 2025 Q4 Financial Results
Provides Full Year 2026 Financial Outlook

TAMPA, Fla., February 25, 2026 - Bloomin’ Brands, Inc. (Nasdaq: BLMN) today reported results for the fourth quarter 2025 (“Q4 2025”) and the fiscal year ended December 28, 2025 (“Fiscal Year 2025”) compared to the fourth quarter 2024 (“Q4 2024”) and the fiscal year ended December 29, 2024 (“Fiscal Year 2024”).

CEO Comments
“Our fourth quarter results reflect our continued focus on disciplined execution and food quality to deliver a consistently great guest experience. Through these efforts, Outback achieved its first quarter of positive traffic since Q4 2021,” said Mike Spanos, CEO. “We launched our turnaround strategy in November with targeted investments in steak quality at Outback. Over the course of this year, we expect to make additional strategic investments as we look to drive long-term, sustainable, and profitable growth.”

Diluted EPS and Adjusted Diluted EPS
The following table reconciles Diluted (loss) earnings per share from continuing operations to Adjusted diluted earnings per share from continuing operations for the periods indicated (unaudited):

	Q4			FISCAL YEAR
	2025	2024	CHANGE	2025	2024	CHANGE
Diluted (loss) earnings per share:	$(0.14)	$0.12	$(0.26)	$0.10	$(0.61)	$0.71
Adjustments (1)	0.40	0.10	0.30	1.04	2.06	(1.02)
Adjusted diluted earnings per share (1)	$0.26	$0.22	$0.04	$1.14	$1.45	$(0.31)

___________________
(1)Adjustments for Q4 2025 and Fiscal Year 2025 primarily include (i) goodwill impairment from the Bonefish Grill reporting unit, (ii) asset impairment and closing costs related to closures and underperforming restaurants, (iii) costs incurred as a result of transformational and restructuring activities and (iv) costs associated with the foreign currency forward contracts. Adjustments for Q4 2024 and Fiscal Year 2024 include (i) asset impairment and closing costs related to closures and underperforming restaurants, (ii) costs incurred as a result of transformational and restructuring activities and (iii) gains associated with the foreign currency forward contracts. See non-GAAP Measures later in this release. Also see Tables Four, Five and Six for further details regarding the nature of diluted earnings per share adjustments for the periods presented.

Fourth Quarter Financial Results

(dollars in millions, unaudited)	Q4 2025	Q4 2024	CHANGE
Total revenues	$975.2	$972.0	0.3%

GAAP operating (loss) income margin	(1.4)%	1.7%	(3.1)%
Adjusted operating income margin (1)	3.4%	3.5%	(0.1)%

Restaurant-level operating margin (1)	11.5%	12.4%	(0.9)%
Adjusted restaurant-level operating margin (1)	11.6%	12.4%	(0.8)%
___________________
(1)See non-GAAP Measures later in this release. Also see Tables Four and Five for details regarding the nature of restaurant-level operating margin and operating income margin adjustments, respectively.

•The increase in Total revenues was primarily due to the net impact of restaurant openings and closures partially offset by lower franchise revenues.

•GAAP operating income margin decreased from Q4 2024 primarily due to: (i) Bonefish Grill goodwill impairment, (ii) lapping 2024 gains and incurring 2025 costs associated with our foreign currency forward contracts and (iii) a decrease in restaurant-level operating margin, as detailed below. These decreases were partially offset by lower asset impairment and closing costs.

•Restaurant-level operating margin decreased from Q4 2024 primarily due to: (i) higher commodity and labor costs, mainly due to inflation, and (ii) unfavorable product cost mix. These decreases were partially offset by: (i) higher average check per person, primarily due to pricing, (ii) lower advertising expense and (iii) lower insurance expense.

•Adjusted operating income margin primarily excludes the Bonefish Grill goodwill impairment, certain asset impairment and closing costs and costs associated with the foreign currency forward contracts.

Fourth Quarter Comparable Restaurant Sales

THIRTEEN WEEKS ENDED DECEMBER 28, 2025	COMPANY-OWNED
Comparable restaurant sales (stores open 18 months or more):
U.S.
Outback Steakhouse	(0.6)%
Carrabba’s Italian Grill	1.6%
Bonefish Grill	(0.1)%
Fleming’s Prime Steakhouse & Wine Bar	0.1%
Combined U.S.	—%

Fiscal 2026 Financial Outlook
The table below presents our expectations for selected 2026 financial operating results.

Financial Results:	2026 Guidance
U.S. comparable restaurant sales	0.5% to 2.5%

Diluted earnings per share (1)	$0.70 to $0.85

Adjusted diluted earnings per share (1)(2)	$0.75 to $0.90

Effective income tax rate	Negative
___________________
(1)Assumes diluted weighted average shares of 86 to 87 million.
(2)Includes estimated adjustments related to accelerated depreciation associated with equipment upgrades in connection with the turnaround strategy.

Other Selected Financial Data:	2026 Guidance
Commodity inflation	4.5% to 5.5%

Labor inflation	3% to 3.5%

Capital expenditures	$185M to $195M

Number of new company-owned restaurants	6-8

Number of new franchised restaurants	17-20

Q1 2026 Financial Outlook
The table below presents our expectations for selected fiscal Q1 2026 financial operating results.

Financial Results:	Q1 2026 Outlook
U.S. comparable restaurant sales	Flat to 1%

Diluted earnings per share (1)	$0.54 to $0.59

Adjusted diluted earnings per share (1)(2)	$0.57 to $0.62
___________________
(1)Assumes diluted weighted average shares of approximately 86 million.
(2)Includes estimated adjustments related to accelerated depreciation associated with equipment upgrades in connection with the turnaround strategy.

Conference Call
The Company will host a conference call today, February 25, 2026 at 8:30 AM EST. The conference call will be webcast live from the Company’s website at http://www.bloominbrands.com under the Investors section. A replay of this webcast will be available on the Company’s website after the call.

About Bloomin’ Brands, Inc.
Bloomin’ Brands, Inc. is one of the largest casual dining restaurant companies in the world with a portfolio of leading, differentiated restaurant concepts. The Company’s restaurant portfolio includes Outback Steakhouse, Carrabba’s Italian Grill, Bonefish Grill and Fleming’s Prime Steakhouse & Wine Bar. The Company owns, operates and franchises more than 1,450 restaurants in 46 states, Guam and 12 countries. For more information, please visit www.bloominbrands.com.

Non-GAAP Measures
In addition to the results provided in accordance with GAAP, this press release and related tables include certain non-GAAP measures, which present operating results on an adjusted basis. These are supplemental measures of performance that are not required by or presented in accordance with GAAP and include: (i) Restaurant-level operating income, adjusted restaurant-level operating income and their corresponding margins, (ii) Adjusted income from operations and the corresponding margin, (iii) Adjusted segment income from operations and the corresponding margin, (iv) Adjusted net income and (v) Adjusted diluted earnings per share.

Restaurant-level operating margin is a non-GAAP financial measure widely regarded in the industry as a useful metric to evaluate restaurant-level operating efficiency and performance of ongoing restaurant-level operations, and we use it for these purposes.

We believe that our use of non-GAAP financial measures permits investors to assess the operating performance of our business relative to our performance based on GAAP results and relative to other companies within the restaurant industry by isolating the effects of certain items that may vary from period to period without correlation to core operating performance or that vary widely among similar companies. However, our inclusion of these adjusted measures should not be construed as an indication that our future results will be unaffected by unusual or infrequent items or that the items for which we have made adjustments are unusual or infrequent or will not recur. We believe that the disclosure of these non-GAAP measures is useful to investors as they form part of the basis for how our management team and Board of Directors evaluate our operating performance, allocate resources and administer employee incentive plans.

These non-GAAP financial measures are not intended to replace GAAP financial measures, and they are not necessarily standardized or comparable to similarly titled measures used by other companies. We maintain internal guidelines with respect to the types of adjustments we include in our non-GAAP measures. These guidelines endeavor to differentiate between types of gains and expenses that are reflective of our core operations in a period, and those that may vary from period to period without correlation to our core performance in that period. However, implementation of these guidelines necessarily involves the application of judgment, and the treatment of any items not directly addressed by, or changes to, our guidelines will be considered by our disclosure committee. You should refer to the reconciliations of non-GAAP measures in Tables Four, Five and Six included later in this release for descriptions of the actual adjustments made in the current period and the corresponding prior period.

Forward-Looking Statements
Certain statements contained herein, including statements under the headings “CEO Comments”, “Fiscal 2026 Financial Outlook” and “Q1 2026 Financial Outlook” are not based on historical fact and are “forward-looking statements” within the meaning of applicable securities laws. Generally, these statements can be identified by the use of words such as “guidance,” “believes,” “estimates,” “anticipates,” “expects,” “on track,” “feels,” “forecasts,” “seeks,” “projects,” “intends,” “plans,” “may,” “will,” “should,” “could,” “would” and similar expressions intended to identify forward-looking statements, although not all forward-looking statements contain these identifying words. These forward-looking statements include all matters that are not historical facts. By their nature, forward-looking statements involve risks and uncertainties that could cause actual results to differ materially from the Company’s forward-looking statements. These risks and uncertainties include, but are not limited to: our ability to execute and achieve the expected benefits of our actions to focus on operational priorities, including our turnaround plans and cost-saving initiatives to fund such plans; consumer reaction to public health and food safety issues; increases in labor costs and fluctuations in the availability of employees and our ability to attract, train, and retain key personnel; increases in unemployment rates and taxes; competition; interruption or breach of our systems or loss of consumer or employee information; price and availability of commodities and other impacts of inflation and tariffs; our dependence on a limited number of suppliers and distributors; political, social and legal conditions in international markets and their effects on foreign operations and foreign currency exchange rates; the impacts of our operations in Brazil as a minority investor and franchisor; our ability to address corporate citizenship and sustainability matters and investor expectations; local, regional, national and international economic conditions; changes in patterns of consumer traffic, consumer tastes and dietary habits; the effects of changes in tax laws; costs, diversion of management attention and reputational damage from any claims or litigation; government actions and policies, including the impact of U.S. government shutdowns; challenges associated with our remodeling, relocation and expansion plans; our ability to preserve the value of and grow our brands, including due to our limited control with respect to and the challenges facing the operations of our franchisees; consumer confidence and spending patterns; the effects of a health pandemic, weather, acts of God and other disasters and the ability or success in executing related business continuity plans; the Company’s ability to make debt payments and planned investments and the Company’s compliance with debt covenants; the cost and availability of credit; interest rate changes; and any impairments in the carrying value of goodwill and other assets. Further information on potential factors that could affect the financial results of the Company and its forward-looking statements is included in its most recent Form 10-K and subsequent filings with the Securities and Exchange Commission. The Company assumes no obligation to update any forward-looking statement, except as may be required by law. These forward-looking statements speak only as of the date of this release. All forward-looking statements are qualified in their entirety by this cautionary statement.

Note: Numerical figures included in this release have been subject to rounding adjustments.

TABLE ONE
BLOOMIN’ BRANDS, INC.
CONSOLIDATED STATEMENTS OF OPERATIONS
	THIRTEEN WEEKS ENDED		FISCAL YEAR
	DECEMBER 28, 2025	DECEMBER 29, 2024	2025	2024
(in thousands, except per share data)	(UNAUDITED)	(UNAUDITED)	(UNAUDITED)
Revenues
Restaurant sales	$958,026	$952,091	$3,884,234	$3,866,344
Franchise and other revenues	17,197	19,929	71,762	84,131
Total revenues	975,223	972,020	3,955,996	3,950,475
Costs and expenses
Food and beverage	290,586	276,239	1,177,303	1,147,859
Labor and other related	309,844	301,170	1,237,978	1,202,520
Other restaurant operating	247,315	256,408	1,014,151	1,001,034
Depreciation and amortization	44,188	45,146	177,680	175,580
General and administrative	58,389	43,723	238,396	219,383
Provision for impaired assets and restaurant closings	10,011	33,137	45,137	64,291
Goodwill impairment	28,188	—	28,188	—
Total costs and expenses	988,521	955,823	3,918,833	3,810,667
(Loss) income from operations	(13,298)	16,197	37,163	139,808
Loss on extinguishment of debt	—	—	—	(136,022)
Interest expense, net	(12,356)	(17,138)	(45,354)	(62,593)
Loss before benefit for income taxes	(25,654)	(941)	(8,191)	(58,807)
Benefit for income taxes	(16,450)	(13,526)	(26,699)	(12,134)
Loss from equity method investment, net of tax	(1,308)	—	(4,742)	—
Net (loss) income from continuing operations	(10,512)	12,585	13,766	(46,673)
Loss from discontinued operations, net of tax	(1,251)	(90,122)	(537)	(75,982)
Net (loss) income	(11,763)	(77,537)	13,229	(122,655)
Less: net income attributable to noncontrolling interests	1,712	1,924	4,992	5,363
Net (loss) income attributable to Bloomin’ Brands	$(13,475)	$(79,461)	$8,237	$(128,018)

Basic (loss) earnings per share (1):
Continuing operations	$(0.14)	$0.13	$0.10	$(0.61)
Discontinued operations	(0.01)	(1.06)	(0.01)	(0.88)
Net basic (loss) earnings per share	$(0.16)	$(0.94)	$0.10	$(1.49)

Diluted (loss) earnings per share (1):
Continuing operations	$(0.14)	$0.12	$0.10	$(0.61)
Discontinued operations	(0.01)	(1.05)	(0.01)	(0.88)
Net diluted (loss) earnings per share	$(0.16)	$(0.93)	$0.10	$(1.49)

Weighted average common shares outstanding:
Basic	85,214	84,845	85,062	85,905
Diluted	85,214	85,428	85,307	85,905
_________________
(1)Amounts may not add due to rounding.

TABLE TWO
BLOOMIN’ BRANDS, INC.
SEGMENT RESULTS
	THIRTEEN WEEKS ENDED		FISCAL YEAR
(dollars in thousands)	DECEMBER 28, 2025	DECEMBER 29, 2024	2025	2024
U.S. Segment	(UNAUDITED)	(UNAUDITED)	(UNAUDITED)
Revenues
Restaurant sales	$948,060	$942,568	$3,846,028	$3,812,604
Franchise and other revenues	9,358	9,940	40,397	44,530
Total U.S. segment revenues	957,418	952,508	3,886,425	3,857,134

International Franchise Segment
Franchise revenues	7,817	9,988	31,297	39,490

Reconciliation
All other revenues (1)	9,988	9,524	38,274	53,851
Total revenues	$975,223	$972,020	$3,955,996	$3,950,475

Reconciliation of Segment Operating Income to Total Operating (Loss) Income
Segment income from operations
U.S.	$22,301	$34,036	$180,033	$250,050
International Franchise	7,572	9,668	30,412	37,961
Total segment income from operations	29,873	43,704	210,445	288,011
Unallocated corporate operating expense	(44,101)	(27,102)	(175,536)	(130,769)
Other income (loss) from operations (1)	930	(405)	2,254	(17,434)
Total (loss) income from operations	$(13,298)	$16,197	$37,163	$139,808
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(1)Primarily includes revenues and income (loss) from operations related to its Hong Kong subsidiary.

TABLE THREE
BLOOMIN’ BRANDS, INC.
SUPPLEMENTAL BALANCE SHEET INFORMATION
	DECEMBER 28, 2025	DECEMBER 29, 2024
(dollars in thousands)	(UNAUDITED)
Cash and cash equivalents	$59,461	$70,056
Net working capital (deficit) (1)	$(609,008)	$(631,817)
Total assets	$3,171,907	$3,384,805
Total debt	$787,425	$1,027,398
Total stockholders’ equity	$337,165	$139,446
_________________
(1)We have, and in the future may continue to have, negative working capital balances (as is common for many restaurant companies). We operate successfully with negative working capital because cash collected on restaurant sales is typically received before payment is due on our current liabilities, and our inventory turnover rates require relatively low investment in inventories. Additionally, ongoing cash flows from restaurant operations and gift card sales are typically used to service debt obligations and to make capital expenditures.

TABLE FOUR
BLOOMIN’ BRANDS, INC.
RESTAURANT-LEVEL AND ADJUSTED RESTAURANT-LEVEL OPERATING INCOME AND MARGINS NON-GAAP RECONCILIATIONS
(UNAUDITED)
Consolidated	THIRTEEN WEEKS ENDED		FISCAL YEAR
(dollars in thousands)	DECEMBER 28, 2025	DECEMBER 29, 2024	2025	2024
(Loss) income from operations	$(13,298)	$16,197	$37,163	$139,808
Operating (loss) income margin	(1.4)%	1.7%	0.9%	3.5%
Less:
Franchise and other revenues	17,197	19,929	71,762	84,131
Plus:
Depreciation and amortization	44,188	45,146	177,680	175,580
General and administrative	58,389	43,723	238,396	219,383
Provision for impaired assets and restaurant closings	10,011	33,137	45,137	64,291
Goodwill impairment	28,188	—	28,188	—
Restaurant-level operating income (1)	$110,281	$118,274	$454,802	$514,931
Restaurant-level operating margin	11.5%	12.4%	11.7%	13.3%
Adjustments:
Employee benefits policy change (2)	908	—	3,671	—
Closure-related charges	—	—	—	434
Total restaurant-level operating income adjustments	908	—	3,671	434
Adjusted restaurant-level operating income	$111,189	$118,274	$458,473	$515,365
Adjusted restaurant-level operating margin	11.6%	12.4%	11.8%	13.3%
_________________
(1)The following categories of revenue and operating expenses are not included in restaurant-level operating income and the corresponding margin because we do not consider them reflective of operating performance at the restaurant-level within a period:
(a)Franchise and other revenues, which are earned primarily from franchise royalties and other non-food and beverage revenue streams, such as rental and sublease income.
(b)Depreciation and amortization, which, although substantially all of which is related to restaurant-level assets, represent historical sunk costs rather than cash outlays for the restaurants.
(c)General and administrative expense, which includes primarily non-restaurant-level costs associated with support of the restaurants and other activities at our corporate offices.
(d)Asset impairment charges and restaurant closing costs and Goodwill impairment.
(2)Represents costs associated with updated field PTO policy in connection with the transition to a new human resources and payroll system.

TABLE FIVE
BLOOMIN’ BRANDS, INC.
ADJUSTED INCOME FROM OPERATIONS AND MARGIN NON-GAAP RECONCILIATIONS
(UNAUDITED)
(dollars in thousands)	THIRTEEN WEEKS ENDED		FISCAL YEAR
Consolidated	DECEMBER 28, 2025	DECEMBER 29, 2024	2025	2024
(Loss) income from operations	$(13,298)	$16,197	$37,163	$139,808
Operating (loss) income margin	(1.4)%	1.7%	0.9%	3.5%
Adjustments:
Total restaurant-level operating income adjustments (1)	908	—	3,671	434
Goodwill impairment (2)	28,188	—	28,188	—
Asset impairments and closure-related charges (3)	9,277	30,602	38,918	63,009
Severance and other transformational costs (4)	6,575	2,500	22,762	10,621
Foreign currency forward contract costs (gains) (5)	1,517	(15,728)	9,332	(15,728)
Total income from operations adjustments	46,465	17,374	102,871	58,336
Adjusted income from operations	$33,167	$33,571	$140,034	$198,144
Adjusted operating income margin	3.4%	3.5%	3.5%	5.0%

U.S. Segment
Income from operations	$22,301	$34,036	$180,033	$250,050
Operating income margin	2.3%	3.6%	4.6%	6.5%
Adjustments:
Total restaurant-level operating income adjustments (1)	—	—	—	434
Goodwill impairment (2)	28,188	—	28,188	—
Asset impairments and closure-related charges (3)	8,645	30,071	38,505	43,929
Severance and other transformational costs (4)	—	2,500	—	6,500
Total income from operations adjustments	36,833	32,571	66,693	50,863
Adjusted income from operations	$59,134	$66,607	$246,726	$300,913
Adjusted operating income margin	6.2%	7.0%	6.3%	7.8%

International Franchise Segment
Income from operations	$7,572	$9,668	$30,412	$37,961
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(1)See Table Four Restaurant-level and Adjusted Restaurant-Level Operating Income and Margins Non-GAAP Reconciliations for details regarding restaurant-level operating income adjustments.
(2)Relates to goodwill impairment from the Bonefish Grill reporting unit.
(3)The thirteen weeks ended December 28, 2025 and fiscal year 2025 primarily include costs related to the closure of 21 U.S. restaurants and the decision not to renew the leases of 22 restaurants. Fiscal year 2025 also includes asset impairments related to five underperforming U.S. restaurants. The thirteen weeks ended December 29, 2024 and fiscal year 2024 include asset impairment related to older, underperforming restaurants. Fiscal year 2024 also includes other asset impairment and closure-related costs in connection with previous restaurant closures.
(4)Includes severance, professional fees and other costs incurred as a result of transformational and restructuring activities.
(5)Represents costs (gains) in connection with the foreign currency forward contracts that mostly offset foreign currency exchange risk associated with payments from the Brazil Sale Transaction.

TABLE SIX
BLOOMIN’ BRANDS, INC.
ADJUSTED NET INCOME AND ADJUSTED DILUTED EARNINGS PER SHARE NON-GAAP RECONCILIATIONS
(UNAUDITED)
	THIRTEEN WEEKS ENDED		FISCAL YEAR
(in thousands, except per share data)	DECEMBER 28, 2025	DECEMBER 29, 2024	2025	2024
Net (loss) income attributable to Bloomin’ Brands	$(13,475)	$(79,461)	$8,237	$(128,018)
Loss from discontinued operations, net of tax	(1,251)	(90,122)	(537)	(75,982)
Net (loss) income attributable to Bloomin’ Brands from continuing operations	(12,224)	10,661	8,774	(52,036)
Adjustments:
Income from operations adjustments (1)	46,465	17,374	102,871	58,336
Loss on extinguishment of debt (2)	—	—	—	135,797
Total adjustments, before income taxes	46,465	17,374	102,871	194,133
Tax effect of adjustments (3)	(11,747)	(9,107)	(14,770)	(13,001)
Net adjustments, continuing operations	34,718	8,267	88,101	181,132
Adjusted net income, continuing operations	22,494	18,928	96,875	129,096
Adjusted (loss) income, discontinued operations net of tax (4)	(1,251)	13,723	(537)	30,246
Adjusted net income	$21,243	$32,651	$96,338	$159,342

Diluted (loss) earnings per share (5):
Continuing operations	$(0.14)	$0.12	$0.10	$(0.61)
Discontinued operations	(0.01)	(1.05)	(0.01)	(0.88)
Net diluted (loss) earnings per share	$(0.16)	$(0.93)	$0.10	$(1.49)

Adjusted diluted earnings per share (5):
Continuing operations	$0.26	$0.22	$1.14	$1.45
Discontinued operations	(0.01)	0.16	(0.01)	0.34
Adjusted net diluted earnings per share (6)	$0.25	$0.38	$1.13	$1.79

Diluted weighted average common shares outstanding	85,214	85,428	85,307	85,905
Adjusted diluted weighted average common shares outstanding (6)	85,562	85,428	85,307	88,900
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(1)See Table Five Adjusted Income from Operations and Margin Non-GAAP Reconciliations above for details regarding income from operations adjustments.
(2)Includes losses in connection with the repurchase of $83.6 million of the outstanding convertible senior notes due in 2025, including settlements of the related convertible senior note hedges and warrants.
(3)The tax effect of non-GAAP adjustments is determined by recomputing the benefit for income taxes on an adjusted basis. The difference between the recomputed benefit for income taxes and the GAAP benefit for income taxes represents the tax effect of non-GAAP adjustments.
(4)Includes net (loss) income from our Brazil operations for the periods presented. For fiscal year 2024, also includes adjustments for $68.3 million for impairment of assets held for sale and $33.8 million of deferred income tax expense resulting from the Brazil Sale Transaction and the tax effects of non-GAAP adjustments.
(5)Amounts may not add due to rounding.
(6)For the thirteen weeks ended December 28, 2025 and fiscal year 2024, includes shares that are excluded from GAAP diluted weighted average common shares outstanding due to a GAAP net loss, however, incorporated in adjusted diluted weighted average common shares outstanding as a result of the adjusted net income position.

Following is a summary of the financial statement line item classification of the net (loss) income adjustments from continuing operations:

	THIRTEEN WEEKS ENDED		FISCAL YEAR
(dollars in thousands)	DECEMBER 28, 2025	DECEMBER 29, 2024	2025	2024
Labor and other related	$908	$—	$3,671	$434
General and administrative	8,744	(11,742)	32,828	748
Provision for impaired assets and restaurant closings	8,625	29,116	38,184	57,154
Goodwill impairment	28,188	—	28,188	—
Loss on extinguishment of debt	—	—	—	135,797
Provision for income taxes	(11,747)	(9,107)	(14,770)	(13,001)
Net adjustments	$34,718	$8,267	$88,101	$181,132

TABLE SEVEN
BLOOMIN’ BRANDS, INC.
COMPARATIVE RESTAURANT INFORMATION
(UNAUDITED)
Number of restaurants:	SEPTEMBER 28, 2025	OPENINGS	CLOSURES	DECEMBER 28, 2025
U.S.
Outback Steakhouse
Company-owned	559	4	(15)	548
Franchised	120	—	(2)	118
Total	679	4	(17)	666
Carrabba’s Italian Grill
Company-owned	190	1	(4)	187
Franchised	17	—	—	17
Total	207	1	(4)	204
Bonefish Grill
Company-owned	162	—	(6)	156
Franchised	4	—	(2)	2
Total	166	—	(8)	158
Fleming’s Prime Steakhouse & Wine Bar
Company-owned	66	—	—	66
Other
Franchised	1	—	—	1
U.S. total	1,119	5	(29)	1,095
International Franchise
Outback Steakhouse - Brazil	187	1	—	188
Outback Steakhouse - South Korea	101	—	—	101
Other	66	—	—	66
International Franchise total	354	1	—	355
International - Company-owned
Outback Steakhouse - Hong Kong/China	10	—	—	10
System-wide total	1,483	6	(29)	1,460
System-wide total - Company-owned	987	5	(25)	967
System-wide total - Franchised	496	1	(4)	493

TABLE EIGHT
BLOOMIN’ BRANDS, INC.
COMPARABLE RESTAURANT SALES, TRAFFIC AND AVERAGE CHECK PER PERSON INFORMATION
(UNAUDITED)
	THIRTEEN WEEKS ENDED		FISCAL YEAR
	DECEMBER 28, 2025	DECEMBER 29, 2024 (1)	2025	2024 (1)
Year over year percentage change:
Comparable restaurant sales (restaurants open 18 months or more):
U.S. (2)
Outback Steakhouse	(0.6)%	(1.8)%	(0.5)%	(1.2)%
Carrabba’s Italian Grill	1.6%	(0.9)%	2.8%	—%
Bonefish Grill	(0.1)%	(1.5)%	(2.2)%	(3.2)%
Fleming’s Prime Steakhouse & Wine Bar	0.1%	3.0%	2.5%	0.2%
Combined U.S.	—%	(1.1)%	0.2%	(1.1)%

Traffic:
U.S.
Outback Steakhouse	0.9%	(4.7)%	(1.2)%	(4.2)%
Carrabba’s Italian Grill	(0.9)%	(4.5)%	—%	(3.2)%
Bonefish Grill	2.3%	(8.7)%	(5.4)%	(7.1)%
Fleming’s Prime Steakhouse & Wine Bar	(2.4)%	(3.5)%	(1.2)%	(5.8)%
Combined U.S.	0.5%	(5.1)%	(1.4)%	(4.4)%

Average check per person (3):
U.S.
Outback Steakhouse	(1.5)%	2.9%	0.7%	3.0%
Carrabba’s Italian Grill	2.5%	3.6%	2.8%	3.2%
Bonefish Grill	(2.4)%	7.2%	3.2%	3.9%
Fleming’s Prime Steakhouse & Wine Bar	2.5%	6.5%	3.7%	6.0%
Combined U.S.	(0.5)%	4.0%	1.6%	3.3%
____________________
(1)As a result of the 53rd week in 2023, U.S. comparable restaurant sales, traffic and average check per person for 2024, compare the thirteen weeks from September 30, 2024 through December 29, 2024 to the thirteen weeks from October 2, 2023 through December 31, 2023, and for the fifty-two weeks from January 1, 2024 through December 29, 2024 to the fifty-two weeks from January 2, 2023 through December 31, 2023.
(2)Relocated restaurants closed more than 60 days are excluded from comparable restaurant sales until at least 18 months after reopening.
(3)Includes the impact of menu pricing changes, product mix and discounts.

SOURCE: Bloomin’ Brands, Inc.